                                                                     EXHIBIT 1.4

                                                                   FINAL VERSION

                                                                EXHIBIT B TO THE
                                                         NOTE PURCHASE AGREEMENT

THIS SENIOR EXCHANGEABLE CONVERTIBLE NOTE (THIS "NOTE") AND THE SECURITIES ISSUABLE UPON EXCHANGE OR CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE OR SOLD UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER OR SALE.

THIS NOTE AND THE SECURITIES ISSUABLE UPON EXCHANGE OR CONVERSION HEREOF ARE SUBJECT TO THE TRANSFER AND RESALE RESTRICTIONS CONTAINED IN THE NOTE PURCHASE AGREEMENT DATED AS OF NOVEMBER 10, 2006. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES THAT IT WILL NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

THIS NOTE MAY BE DEEMED, UPON AN ADJUSTMENT OF THE APPLICABLE INTEREST RATE AS PROVIDED HEREIN, TO BE ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE. THE ISSUER WILL PROVIDE PROMPTLY TO THE HOLDER OF THIS NOTE, UPON ITS WRITTEN REQUEST, THE ISSUE PRICE, ISSUE DATE, YIELD TO MATURITY AND AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS NOTE.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER HEREOF IN ORDER TO EFFECT A REDEMPTION, EXCHANGE OR CONVERSION HEREOF. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT SHOWN BELOW.

                                 CDC CORPORATION

               3.75% SENIOR EXCHANGEABLE CONVERTIBLE NOTE DUE 2011

                                                                  $[__________]
ISSUE DATE:  NOVEMBER [___], 2006

      FOR VALUE RECEIVED, CDC CORPORATION, a Cayman Islands corporation (the
"COMPANY"), hereby promises to pay to the order of [    ] or its permitted
successors or assigns (the "HOLDER") the amount set forth above as the principal of this Note (this "NOTE") (as reduced pursuant to the terms hereof in connection with a redemption, exchange or conversion) plus unpaid Interest (subject to adjustment as described in SECTION 2(a) below) and Additional Amounts (if any) accrued hereon in same day funds on or before November __, 2011 (the "MATURITY DATE"); provided that if the Maturity Date is not a Business Day, this Note will be payable on the next succeeding Business Day (and no interest shall accrue for the period from November __, 2011 to such Business Day). Except as expressly provided herein, the Company may not redeem or prepay principal of this Note prior to the Maturity Date.

      This Note is one of an issue of 3.75% Senior Exchangeable Convertible Notes issued pursuant to a Note Purchase Agreement, dated as of November 10, 2006 (the "NOTE PURCHASE AGREEMENT"). The Notes issued by the Company pursuant to the Note Purchase Agreement, including this Note, are collectively referred to herein as the "NOTES" and the holders of the Notes are collectively referred to herein as the "HOLDERS".

1. DEFINITIONS.

      (a) Certain Defined Terms. As used in this Note, the following terms shall have the respective meanings indicated:

            "CAP AMOUNT REDEMPTION AMOUNT" means the aggregate principal amount of Excess Notes outstanding on the applicable Company Redemption Date.

            "CAP AMOUNT REDEMPTION EVENT" means that (A) the sum of (x) the number of CDC Common Shares into which the Notes have been converted at such time plus (y) the number of CDC Common Shares issuable at such time upon the Conversion of all of the outstanding Notes (without giving effect to any limitations on such Conversion) exceeds the Cap Amount (the Notes convertible into such excess Conversion Shares being referred to herein as the "EXCESS NOTES"), and (B) Shareholder Approval with respect to such the Company has not been obtained at or prior to such time.

            "CAPITAL STOCK" means, with respect to any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity issued by such entity.

            "CDC ENTITY" means the Company, Games or Software, as the context permits or requires.

            "CHANGE OF CONTROL" means, with respect to any of the CDC Entities, the existence or occurrence of any of the following events: (i) the acquisition by any Person, directly or indirectly, through a purchase, merger or other acquisition transaction, or series of purchases, mergers or other acquisition transactions, of shares of the Capital Stock of such CDC Entity entitling that Person to exercise 50% or more of the total voting power of all shares of the Capital Stock of such CDC Entity entitled to vote generally in elections of directors, other than any acquisition by such CDC Entity or one of its wholly-owned Subsidiaries; or (ii) a change in the membership of the board of directors of a CDC Entity such that a majority of the members of the board of directors of such CDC Entity immediately following such change does not consist of Continuing Directors of such CDC Entity; or (iii) a CDC Entity consolidates or merges with or into any other Person, another Person merges with or into such CDC Entity, or there occurs any conveyance, transfer, sale, lease or other disposition of all or substantially all of such CDC Entity's properties and assets to another Person, other than, in the case of this CLAUSE (iii) (A) any transaction: (1) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Capital Stock of such CDC Entity; and (2) pursuant to which the holders of 50% or more of the total voting power of all shares of Capital Stock of such CDC Entity entitled to vote generally in elections of directors immediately prior to such transaction have the right to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock of such CDC Entity entitled to vote generally in elections of directors of the continuing or surviving Person immediately after giving effect to such transaction; (B) any merger primarily for the purpose of changing such CDC Entity's jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding Common Shares of such CDC Entity solely into shares of common stock of the surviving entity; or (C) any transaction or series of transactions undertaken by the Company prior to a Qualified IPO of Software or Games for the purpose of consolidating its software segment operations under Software and its games segment under Games in connection with effectuating a Qualified IPO of Software or Games, as the case may be.

            "COMMISSION" means the U.S. Securities and Exchange Commission, and any successor agency thereof.

            "COMPANY REDEMPTION" means a Cap Amount Redemption, Stock Price Redemption or Tax Redemption, as the context permits or requires.

            "COMPANY REDEMPTION DATE" means the date on which a Cap Amount Redemption, Stock Price Redemption of Tax Redemption, as the case may be, is effected.

            "COMPANY REDEMPTION PRICE" means:

                  (i) with respect to a Stock Price Redemption, (x) the principal amount of this Note being redeemed plus (y) all unpaid Interest (subject to adjustment as described in SECTION 2(a) of this Note) and Additional Amounts accrued on such principal amount to, but excluding, the Company Redemption Date;

                  (i) with respect to a Tax Redemption, (x) the principal amount of this Note being redeemed plus (y) all unpaid Interest (subject to adjustment as described in SECTION 2(a) of this Note) and Additional Amounts accrued on such principal amount to, but excluding, the Company Redemption Date; plus (z) the applicable Premium; and

                  (iii) with respect to a Cap Amount Redemption, (x) the principal amount of this Note being redeemed plus (y) all unpaid Interest (subject to adjustment as described in SECTION 2(a) of this Note) and Additional Amounts accrued on such principal amount to, but excluding, the Company Redemption Date; plus (z) the applicable Premium.

            "CONTINUING DIRECTOR" means, with respect to a CDC Entity, a member of such entity's board of directors (i) who was a member of such board on the Issue Date or (ii) who was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to such entity's board of directors was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or such lesser number comprising a majority of a nominating committee if authority for such nominations or elections has been delegated to a nominating committee whose authority and composition have been approved by at least a majority of the directors who were Continuing Directors at the time such committee was formed.

            "CONVERTIBILITY DATE" means the earliest to occur of (i) the second
      (2nd) anniversary of the Issue Date if a Qualified IPO has not occurred on or prior to such second anniversary, (ii) if a Qualified IPO has occurred, the first date on which any Holder of a Note is unable to Exchange such Note for either Games Common Shares or Software Common Shares as a result of the application of the Games Share Limit and/or the Software Share Limit (a "CONVERTIBILITY TRIGGERING EVENT") and (iii) the date on which a Change of Control occurs.

            "DEFAULT RATE" means the lower of eighteen percent (18%) and the highest rate permitted by applicable law.

            "ELIGIBLE MARKET" means each of the New York Stock Exchange, the NASDAQ Global Market, the NASDAQ Global Select Market, the London Stock Exchange and the Stock Exchange of Hong Kong.

            "EVENT OF DEFAULT" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (i) a default in the due and punctual payment of any installment of Interest (and Additional Amounts, if any, on) accrued on this Note as and when the same shall become due and payable, and the continuance of such default for a period of five (5) Business Days, provided, that such unpaid Interest and/or Additional Amounts shall accrue interest at the Default Rate from the date on which such payment became due until it is paid in full; or

                  (ii) a default in the due and punctual payment of the principal (or any premium thereon) of this Note as and when the same shall become due and payable whether at maturity or otherwise; or

                  (iii) a default or breach in (x) the observance or performance of any material covenants or agreements of the Company in this Note or the Note Purchase Agreement (other than a default or breach in the observance or performance of any covenant or agreement set forth in SUBPARAGRAPH (i) or (ii) above or as described in the following CLAUSE (y)) or (y) the Company's performance of its obligations to timely file with the Commission all reports required to be filed pursuant to the Exchange Act or to refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act would permit such termination, and the continuance of such default for a period of (in the case of CLAUSE (x) above) thirty (30) days and (in the case of CLAUSE (y) above) seventy-five (75) days following the date on which written notice of such failure has been given to the Company by the Holder; or

                  (iv) a default or breach in (x) the observance or performance of any material covenants or agreements of the Company in the Registration Rights Agreement (other than as described in the following CLAUSE (y)) or
      (y) the payment of any liquidated damages under the Registration Rights Agreement as and when due, and the continuance of such default for a period of (in the case of CLAUSE (x) above) seventy-five (75) days and (in the case of CLAUSE (y) above) thirty (30) days following the date on which written notice of such failure has been given to the Company by the Holder; or

                  (v) the entry of a judgment, decree or order by a court of competent jurisdiction for relief in respect of the Company or any of its Material Subsidiaries (as defined in the Note Purchase Agreement) in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the appointment of a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or any of its Material Subsidiaries or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                  (vi) the commencement by the Company or any of its Material Subsidiaries of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or any of its Material Subsidiaries or for any substantial part of its property, or the making by the Company or any of its Material Subsidiaries of a general assignment for the benefit of creditors, or the admission by the Company or any of its Material Subsidiaries in writing of its inability to pay its debts as they become due, or the taking of corporate action by the Company or any of its Material Subsidiaries in furtherance of any such action; or

                  (vii) the Company, Games or Software becomes insolvent or bankrupt or unable to pay its debts; stops, suspends or threatens to stop or suspend payment of all or a material part of it debts; or proposes or makes any agreement for the deferral, rescheduling or other readjustment of its debts or any part thereof; or

                  (viii) a court of competent jurisdiction issues a judgment, order or decree to the effect, or the Company (or, if applicable, Games or Software) asserts in writing, that it is unlawful or illegal for the Company or, if applicable, Games or Software, to perform or comply with any of its material obligations under this Note, the Note Purchase Agreement or the Registration Rights Agreement;

                  (ix) a default by the Company or any of its subsidiaries under any indebtedness, liabilities and obligations (A) for borrowed money of the Company or any of its subsidiaries; (B) for borrowed money of another Person guaranteed by the Company or any of its subsidiaries; (C) secured by a lien or other encumbrance existing on any property owned by the Company or any of its subsidiaries, that individually or in the aggregate exceeds five million dollars ($5,000,000), and such default results in the redemption or acceleration of such indebtedness prior to its maturity date, unless prior to such redemption or acceleration, such redemption or acceleration is waived, cured, rescinded or annulled or unless such indebtedness is discharged in full; or

                  (x) a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 are rendered against the Company or any of its Material Subsidiaries and which judgments are not, within sixty
      (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay.

            "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

            "EXCHANGE DATE" means the earlier to occur of (i)(x) with respect to the Games Common Shares, the Games IPO Date and (y) with respect to the Software Common Shares, the Software IPO Date and (ii) with respect to the Games Common Shares and the Software Common Shares, the date on which a Change of Control of Games or Software, as the case may be, occurs.

            "GAMES IPO DATE" means the date on which the Qualified IPO Price for a Qualified IPO with respect to the Games Common Shares is fixed by the Company and the managing underwriter(s) therefor.

            "LISTING CURRENCY" means the currency in which Common Shares trade on the Principal Market for such Common Shares.

            "LISTING CURRENCY CONVERSION RATE" means, as of any date, the closing rate at which U.S. Dollars may be purchased with the relevant Listing Currency (if other than U.S. Dollars) on the Business Day immediately preceding such date as published by The Wall Street Journal.

            "MAJORITY IN INTEREST" means, at any time, the Holders of at least a majority in aggregate principal amount of the Notes at such time outstanding.

            "MINIMUM IPO AMOUNT" means US$100,000,000 or the equivalent thereof in the Listing Currency or such lesser amount consented to by Holders of at least 33.33% in outstanding aggregate principal amount of the Notes as of the date such consent is given by the Holders thereof.

            "PREMIUM" means, with respect to any redemption of this Note for which Premium is payable, the product of (i) 0.05 and (ii) the principal amount of this Note being redeemed.

            "PRINCIPAL MARKET" means, with respect to the CDC Common Shares, the Games Common Shares or the Software Common Shares, as the case may be, the principal securities exchange or market on which such Common Shares are listed or quoted.

            "PRO RATA SHARE" means, with respect to a Holder, the quotient obtained by dividing the aggregate principal amount of the Note purchased by such Holder on the Issue Date by the aggregate principal amount of all of the Notes issued to the Holders on the Issue Date.

            "QUALIFIED IPO" means (i) the sale by Games or Software of its Common Shares in a firm commitment, fully underwritten public offering through a globally recognized investment banking firm, the gross proceeds of which to the Company and any selling shareholders (before underwriting discounts, commissions and fees) equal or exceed the Minimum IPO Amount; provided that the aggregate gross proceeds payable to all selling shareholders in such public offering does not exceed 30% of the total gross proceeds of such public offering, and (ii) following such offering, such Common Shares are listed or quoted on an Eligible Market.

            "QUALIFIED IPO DATE" means the date on which Software or Games, as the case may be, (i) has consummated a Qualified IPO and, together with any selling shareholders, has received the Minimum IPO Amount (less any underwriting discounts, commissions and fees) in connection with a Qualified IPO and (ii) has obtained the listing or quotation of its Common Shares sold in such Qualified IPO on an Eligible Market.

            "QUALIFIED IPO PRICE" means the price per share at which the Games Common Shares or the Software Common Shares, as the case may be, are sold to the public in a Qualified IPO, as adjusted thereafter for stock splits, stock dividends and similar events.

            "SOFTWARE IPO DATE" means the date on which the Qualified IPO Price for a Qualified IPO with respect to the Software Common Shares is fixed by the Company and the managing underwriter(s) therefor.

            "STOCK PRICE REDEMPTION AMOUNT" means an aggregate principal amount of this Note that (A) if the Stock Price Redemption Conditions described in CLAUSE (i)(B) of the definition of such term as described herein are satisfied, would equal, upon Conversion of such principal amount into CDC Common Shares at the Conversion Price in effect immediately prior to such Conversion, the sum of the daily trading volumes of the CDC

      Common Shares for the thirty (30) consecutive Trading Days occurring immediately prior to the date on which the Company Redemption Notice is delivered to each Holder, or (B) if the Stock Price Redemption Conditions described in CLAUSE (i)(A) of the definition of such term as described herein are satisfied, would equal, upon an Exchange of such principal amount for Games Common Shares or Software Common Shares at the Exchange Price in effect immediately prior to such Exchange, the sum of the daily trading volumes of the Games Common Shares or the Software Common Shares, as the case may be, for the thirty (30) consecutive Trading Days occurring immediately prior to the date on which the Company Redemption Notice is delivered to each Holder (or, if the Stock Price Redemption Conditions described in CLAUSE (i)(A) of the definition of such term as described herein are satisfied with respect to both Games and Software, the sum of the daily trading volumes for each of the Games Common Shares and the Software Common Shares for the thirty (30) consecutive Trading Days occurring immediately prior to the date on which the Company Redemption Notice is delivered to each Holder). The daily trading volume for the relevant Common Shares shall be as reported by the Principal Market on which such Common Shares then trade or are quoted, and shall be expressed as a U.S. Dollar amount. If the Principal Market with respect to such Common Shares is not located in the United States, and the applicable Listing Currency is other than U.S. Dollars, such Listing Currency shall be converted into U.S. Dollars using the Listing Currency Conversion Rate as of the date of determination. Payment of the Stock Price Redemption Amount shall be made to the Holders pro rata based on the principal amount of the Notes then outstanding in relation to the principal amount of the Note then held by each Holder.

            "STOCK PRICE REDEMPTION CONDITIONS" means each of the following conditions:

                  (i) (A) if a Qualified IPO has occurred prior to the delivery of a Company Redemption Notice, both (x) one year has elapsed since the applicable Qualified IPO Date and (y) beginning on such one-year anniversary of the Qualified IPO Date, the daily VWAP for the Common Shares of the CDC Entity that has consummated such Qualified IPO exceeds one hundred and thirty percent (130%) of the Qualified IPO Price on each of at least twenty (20) Trading Days out of any thirty (30) consecutive Trading Days; or

                       (B) if a Qualified IPO has not occurred prior to the delivery of a Company Redemption Notice, both (x) one year has elapsed since the Convertibility Date and (y) beginning on such one-year anniversary of the Qualified IPO Date, the daily VWAP for the CDC Common Shares exceeds one hundred and thirty percent (130%) of the Conversion Price on each of at least twenty (20) Trading Days out of any thirty (30) consecutive Trading Days;

                  (ii) with respect to the Common Shares described in CLAUSES
      (i)(A) or (i)(B) above, as applicable, and on each of the twenty Trading Days described therein, (A) the authorized but unissued and otherwise unreserved number of such Common Shares is sufficient for the issuance or delivery thereof, as the case may be, upon a Conversion or Exchange in full of the Notes for such Common Shares in accordance with the terms thereof; (B) if the Principal Market for such Common Shares is located in the United States, (I) such Common Shares may be sold by each Holder pursuant to an effective and available Registration Statement under the Securities Act or (II) such Common Shares may be sold without restriction pursuant to Rule 144(k) under the Securities Act;

                  (iii) with respect to the Common Shares described in CLAUSES
      (i)(A) or (i)(B) above, as applicable, and on each of the twenty Trading Days described therein, such Common Shares are listed or quoted (and have not suspended from trading) on an Eligible Market and are approved for listing upon issuance;

                  (iv) the issuance of such Common Shares upon a Conversion or Exchange of the Notes in full in accordance with their terms (without giving effect to any limitation on such Conversion or Exchange contained herein) would not violate any rules or regulation of any market or exchange on which such Common Shares are listed or eligible for quotation;

                  (v) no Event of Default, and no event that with the passage of time or the giving of notice or both would constitute an Event of Default, has occurred and is continuing; and

                  (vi) neither a Change of Control, nor a public announcement of a pending or proposed Change of Control, has occurred.

            "TAX LAW REDEMPTION CONDITION" means, with respect to this Note, (A) the Company is required by the terms of this Note to pay Additional Amounts on this Note pursuant to SECTION 2(b), and (B) the Holder of this Note has not waived the Company's obligations under SECTION 2(b) within ten (10) days following receipt of written notice of such requirement from the Company.

            "TRADING DAY" means, with respect to CDC Common Shares, Games Common Shares or Software Common Shares, as the case may be, a Business Day on which such Common Shares are purchased and sold on the Principal Market for such Common Shares.

            "UNITED STATES" and "U.S." means the United States of America (including the States thereof and the District of Columbia) and its possessions (including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands).

            "U.S. DOLLARS", "US$" and "DOLLARS" refer to the lawful currency of the United States.

            "VWAP" on a Trading Day means, with respect to the CDC Common Shares, the Games Common Shares or the Software Common Shares, as the case may be, the volume weighted average price of such Common Shares for such Trading Day on the Principal

      Market therefor as reported by Bloomberg Financial Markets or, if Bloomberg Financial Markets is not then reporting such prices, by a comparable reporting service selected by the Company and reasonably acceptable to the Holders of a Majority in Interest, or if no such reporting service is reporting such prices, by the Principal Market on which such Common Share is then listed or quoted. If VWAP cannot be calculated for such Common Shares on such Trading Day on any of the foregoing bases, then the Company shall submit such calculation to an independent investment banking firm of international reputation and reasonably acceptable to the Holders of a Majority in Interest, and shall cause such investment banking firm to perform such determination and notify the Company and each Holder of the results of determination no later than two (2) Business Days from the time such calculation was submitted to it by the Company. All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

      (b) Other Terms. The following additional terms have the respective meanings specified in the Sections of this Note indicated below:

"ACCELERATED AMOUNT"                       SECTION 6(b)

"ACCELERATION"                             SECTION 6(a)

"ACCELERATION DATE"                        SECTION 6(a)

"ACCELERATION NOTICE"                      SECTION 6(a)

"ADDITIONAL AMOUNTS"                       SECTION 2(b)

"ALLOCATION AMOUNT"                        SECTION 9(e)(ii)

"APPLICABLE INTEREST RATE"                 SECTION 2(a)

"CAP AMOUNT"                               SECTION 9(e)(ii)

"CHANGE OF CONTROL ELECTION NOTICE"        SECTION 5(c)

"CAP AMOUNT REDEMPTION"                    SECTION 3(a)

"CHANGE OF CONTROL REDEMPTION"             SECTION 5(a)

"CHANGE OF CONTROL REDEMPTION DATE"        SECTION 5(a)

"CHANGE OF CONTROL REDEMPTION NOTICE"      SECTION 5(a)

"CHANGE OF CONTROL REDEMPTION PRICE"       SECTION 5(a)

"COMPANY"                                  PREAMBLE

"COMPANY REDEMPTION"                       SECTION 3(a)

"COMPANY REDEMPTION DATE"                  SECTION 3(b)

"COMPANY REDEMPTION NOTICE"                SECTION 3(b)

"CONVERSION"                               SECTION 8(a)

"CONVERSION DATE"                          SECTION 9(a)

"CONVERSION DEFAULT"                       SECTION 9(d)

"CONVERSION NOTICE"                        SECTION 9(a)

"CONVERSION PRICE"                         SECTION 8(b)

"CONVERSION SHARES"                        SECTION 8(a)

"CONVERTIBLE SECURITIES"                   SECTION 10(d)

"DTC"                                      SECTION 9(c)

"DELIVERY DATE"                            SECTION 9(c)

"DETERMINATION DATE"                       SECTION 10(c)

"DILUTIVE ISSUANCE"                        SECTION 10(e)(i)

"DISPUTE PROCEDURE"                        SECTION 9(b)

"DISTRIBUTION"                             SECTION 10(c)

"DISTRIBUTION DATE"                        SECTION 10(c)

"DISTRIBUTION NOTICE"                      SECTION 10(c)

"EXCHANGE"                                 SECTION 7(a)

"EXCHANGE DATE"                            SECTION 9(a)

"EXCHANGE DEFAULT"                         SECTION 9(d)

"EXCHANGE NOTICE"                          SECTION 9(a)

"EXCHANGE SHARES"                          SECTION 7(a)

"EXCLUDED SECURITIES"                      SECTION 10(f)

"FAST"                                     SECTION 9(c)

"GAMES ALLOCATION AMOUNT"                  SECTION 9(e)(iv)

 "GAMES EXCHANGE PRICE"                    SECTION 7(b)(ii)

"GAMES SHARE LIMIT"                        SECTION 9(e)(iv)

"HOLDER"                                   PREAMBLE

"HOLDER REDEMPTION"                        SECTION 4(a)

"HOLDER REDEMPTION DATE"                   SECTION 4(a)

"HOLDER REDEMPTION NOTICE"                 SECTION 4(b)

"HOLDER REDEMPTION PRICE"                  SECTION 4(a)

"IPO DISCOUNT"                             SECTION 7(c)

"INTEREST"                                 SECTION 2(a)

"INTEREST PAYMENT DATE"                    SECTION 3

"MATURITY DATE"                            PREAMBLE

"NEW ISSUANCE PRICE"                       SECTION 10(e)(i)

"NOTE PURCHASE AGREEMENT"                  PREAMBLE

"RECORD DATE"                              SECTION 10(c)

"SHAREHOLDER APPROVAL"                     SECTION 9(e)(ii)

"SOFTWARE ALLOCATION AMOUNT"               SECTION 9(e)(iii)

 "SOFTWARE EXCHANGE PRICE"                 SECTION 7(b)(i)

"SOFTWARE SHARE LIMIT"                     SECTION 9(e)(iii)

"STOCK PRICE REDEMPTION"                   SECTION 3(a)

"TAX REDEMPTION"                           SECTION 3(a)

"TAXING JURISDICTION"                      SECTION 2(b)

"TRANSFER AGENT"                           SECTION 9(c)

      (c) Terms Defined in the Note Purchase Agreement. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Note Purchase Agreement.

2. PAYMENT OF INTEREST.

      (a) Interest Accrual. The principal of this Note will bear interest ("INTEREST") from and including the Issue Date until such principal is paid in full (whether at maturity, by redemption, Conversion or Exchange) at an annual rate equal to the Applicable Interest Rate, payable (i) quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, commencing January 1, 2007, and (ii) on the date on which such principal is paid (whether at maturity, by redemption, Conversion or Exchange) (each payment date described in the foregoing CLAUSES (i) and (ii) being referred to herein as an "INTEREST PAYMENT DATE"). If any Interest Payment Date would otherwise be a day which is not a Business Day, such Interest Payment Date shall be deemed to occur on the next day which is a Business Day and no additional interest shall be payable on account of such delayed payment. Interest on this Note will be calculated on the basis of a 360-day year consisting of twelve (12) months of thirty (30) days each and, in the case of an incomplete month, the actual number of days elapsed during that month.

      For purposes hereof, "APPLICABLE INTEREST RATE" means 3.75% per annum, provided that,

      (i) upon the occurrence of a Holder Redemption, the Applicable Interest Rate shall increase automatically to 12.5% per annum and shall apply retroactively from the Issue Date to, but not including, the Holder Redemption Date;

      (ii) upon the occurrence of a Change of Control Redemption, the Applicable Interest Rate shall increase automatically to 12.5% per annum and shall apply retroactively from the Issue Date to, but not including, the Change of Control Redemption Date;

      (iii) if a Qualified IPO has not occurred as of the Maturity Date, the Applicable Interest Rate shall increase automatically to 12.5% per annum and shall apply retroactively from the Issue Date to, but not including, the Maturity Date;

      (iv) if a Qualified IPO has occurred as of the Maturity Date, the Applicable Interest Rate shall increase automatically to 7.5% per annum and shall apply retroactively from the Issue Date to, but not including, the Maturity Date;

      (v) upon the occurrence of a Tax Law Redemption Condition or a Cap Amount Redemption, the Applicable Interest Rate shall increase automatically to 12.5% per annum and shall apply retroactively from the Issue Date to, but not including, the applicable Company Redemption Date; and

      (vi) upon the occurrence of an Event of Default, and the continuance of such Event of Default for a period of at least forty-five (45) days from the date on which such Event of Default first occurs (or, if more than one Event of Default occurs within a period of forty-five days, from the date on which the first such Event of Default occurs), the Applicable Interest Rate shall increase automatically to the Default Rate and shall apply from the date such Event of Default first occurs to, but not including, the earlier of (i) the date on which such Event of Default (and any other Event of Default that may have occurred) is cured to the satisfaction of the Holder and (ii) the date on which the Accelerated Amount is paid in full.

      For the avoidance of doubt, it is understood that, if an increase in the Applicable Interest Rate occurs with respect to this Note as described in PARAGRAPHS (i) through (v) above, Interest shall be deemed to have accrued on all principal of this Note at such increased Applicable Interest Rate retroactively from the Issue Date through the date on which such principal is paid (whether at maturity, by redemption, Conversion or Exchange), and the payment of Interest to the Holder of this Note that is required to be made on the first Interest Payment Date following such increase shall be adjusted upward by the aggregate dollar amount of such retroactive increase from the Issue Date through such Interest Payment Date.

      (b) Additional Amounts. All payments under this Note will be made by the Company in U.S. Dollars free and clear of, and without liability or withholding or deduction for or on account of, any present or future taxes of whatever nature (collectively, "TAX") imposed or levied by or on behalf of the United States, the Cayman Islands or the People's Republic of China (each, a "TAXING JURISDICTION"), unless the withholding or deduction of such Tax is compelled by applicable Governmental Requirements. If any deduction or withholding for any Tax of a Taxing Jurisdiction shall at any time be required in respect of any amount to be paid by the Company under this Note, the Company will pay to the relevant Taxing Jurisdiction the full amount required to be withheld, deducted or otherwise paid before penalties attach thereto or interest accrues thereon and pay to the Holder, on the same day that it is required to pay such amount under this Note, such additional amount (the "ADDITIONAL AMOUNT") as may be necessary in order that the net amount paid to the Holder under this Note after such deduction, withholding or payment (including, without limitation, any required deduction or withholding of Tax on or with respect to such Additional Amount), shall be not less than the amount then due and payable to the Holder under the terms of this Note before the assessment of such Tax.

      (c) Payments. Payments of principal of, Interest, Premium (if any) and Additional Amounts (if any) on this Note shall be made in U.S. Dollars by wire transfer of immediately available funds to the Holder in accordance with the wire instructions of the Holder set forth on Exhibit A to the Note Purchase Agreement, and such amounts not paid when due shall bear interest until paid at the Default Rate, unless such funds were not received by the Holder as a result of the failure of the Holder to provide accurate wiring instructions or to notify the Company of a change in such wire instructions.

3. COMPANY REDEMPTION.

      (a) Company Redemptions. In the event that (i) all of the Stock Price Redemption Conditions are satisfied contemporaneously, the Company may, at its option, redeem up to the Stock Price Redemption Amount applicable to all of the Notes (a "STOCK PRICE REDEMPTION"), (ii) the Tax Law Redemption Condition is satisfied, the Company may, at its option, redeem all but not less than all of the Notes (a "TAX REDEMPTION"); or (iii) a Cap Amount Redemption Event occurs, the Company shall be obligated to redeem all but not less all of the Cap Amount Redemption Amount of all of the Notes (each, a "CAP AMOUNT REDEMPTION"), in each such case, at the applicable Company Redemption Price. Each Company Redemption, to the extent it applies to less than the entire principal amount of the Notes then outstanding (including, without limitation, as a result of the failure by the Company to have sufficient funds available to effect such redemption in full, in which case the Holder shall have all other rights hereunder with respect to any such failure), shall be made pro rata among the Holders based on the principal amount of each Note then outstanding in relation to the aggregate principal amount of all of the Notes then outstanding.

      (b) Redemption Notice. In order to effect a Stock Price Redemption or a Tax Redemption, or if the Company is required to effect a Cap Amount Redemption, the Company shall send an irrevocable redemption notice (a "COMPANY REDEMPTION NOTICE") to each affected Holder. If a Cap Amount Redemption Event occurs, the Company shall deliver a Company Redemption Notice no later than the fifth (5th) day after the occurrence of such event; provided, however, that if the Company fails to deliver such notice on or before such fifth day, the Company shall be deemed for purposes hereof to have delivered such notice on such fifth day. Each Company Redemption Notice shall specify the nature of the Company Redemption to which it relates, a statement of facts showing that the applicable redemption conditions have been satisfied (or, in the case of a Cap Amount Redemption, that a Cap Amount Redemption Event has occurred), the principal amount of Notes of each holder that will be redeemed, and the date on which such redemption is to be effected (the "COMPANY REDEMPTION DATE"). A Company Redemption Date shall occur not more than sixty (60) days nor less than thirty (30) days following the date on which the related Company Redemption Notice is delivered to each holder.

      (c) Redemption Obligations. The Company may effect one or more Stock Price Redemptions; provided, however, that (i) the Company may not effect more than one Stock Price

Redemption during any thirty (30) day period, and (ii) the Stock
Price Redemption Conditions must be satisfied separately for each Stock Price Redemption. The Company shall be required to effect a Cap Amount Redemption each time a Cap Amount Redemption Event occurs.

      (d) Failure to Pay Company Redemption Price. If the Company fails to pay the Company Redemption Price to the Holder on or before Company Redemption Date, in addition to all rights and remedies otherwise available to the Holder, the Holder shall be entitled to receive interest at the Default Rate on such unpaid amount from and after the Company Redemption Date until such Company Redemption Price has been paid in full.

      (e) Right to Exercise or Convert. Nothing in this SECTION 3 shall be deemed to preclude the Holder from effecting any of its Conversion, Exchange or redemption rights in accordance with the terms of this Note prior to the applicable Company Redemption Date.

      (f) Surrender of this Note. If this Note is redeemed in full pursuant to this SECTION 3, the Holder shall deliver this Note (or comply with the SECTION 12(e) if this Note has been lost, stolen or mutilated) promptly following its receipt of the Company Redemption Price in connection with such redemption.

4. HOLDER REDEMPTION.

      (a) Holder Redemption. In the event that a Qualified IPO has not occurred on or before the three-year anniversary of the Issue Date (a "HOLDER REDEMPTION TRIGGERING DATE"), the Holder shall have the right to require the Company to redeem all or any portion of this Note (a "HOLDER REDEMPTION") at the Holder Redemption Price on the date that is twenty (20) Business Days after such third anniversary date (the "HOLDER REDEMPTION DATE"). For purposes hereof, "HOLDER REDEMPTION PRICE" means (A) the principal amount of this Note being redeemed plus (B) all unpaid Interest (subject to adjustment as described in SECTION 2(a) of this Note) and Additional Amounts (if any) accrued on the principal of this Note to, but excluding, the Holder Redemption Date.

      (b) Holder Redemption Exercise. In order to exercise its right to effect a Holder Redemption on the Holder Redemption Date, the Holder shall deliver a written notice (a "HOLDER REDEMPTION NOTICE") to the Company on a date not later than the fifth (5th) Business Day immediately preceding the Holder Redemption Date stating the portion of the principal amount of this Note which the Holder is electing to have redeemed, which portion must be a principal amount of $25,000 or an integral multiple thereof, if less than the entire outstanding principal amount of this Note is to be redeemed. Upon receipt by the Company of a Holder Redemption Notice, the Holder shall (unless such Holder Redemption Notice is validly withdrawn, as provided in SECTION 4(c) below) be entitled to receive the Holder Redemption Price with respect to the principal amount of this Note to be redeemed. Such Holder Redemption Price shall be paid to the Holder promptly but no later than two (2) Business Days following the Holder Redemption Date. The portion of this Note in respect of which a Holder Redemption Notice has been given by the Holder may not be exchanged or converted pursuant to SECTIONS 7 or 8, respectively, hereof on or after the date of the delivery of such Holder Redemption Notice unless such Holder Redemption Notice has first been withdrawn as provided in SECTION 4(c).

      (c) Withdrawal. The Holder may withdraw a Holder Redemption Notice by delivering a written notice of withdrawal to the Company at any time prior to the close of business on the Business Day immediately prior to the Holder Redemption Date (or, if payment is not made on or before the due date therefor, at any time thereafter until such payment is made in full), specifying the principal amount of this Note with respect to which such notice of withdrawal is being submitted, and the principal amount, if any, of this Note which remains subject to the original Holder Redemption Notice and which has been or will be delivered for redemption by the Company.

      (d) Failure to Pay Holder Redemption Price. If the Company fails to pay the Holder Redemption Price to the Holder by the second (2nd) Business Day following the Holder Redemption Date, in addition to all rights and remedies otherwise available to the Holder, the Holder shall be entitled to receive Interest at the Default Rate on such unpaid amount, from and after the Holder Redemption Date until the Holder Redemption Price has been paid in full.

      (e) Surrender of this Note. If this Note is redeemed in full pursuant to this SECTION 4, the Holder shall deliver this Note (or comply with the SECTION 12(e) if this Note has been lost, stolen or mutilated) to the Company promptly following its receipt of the Holder Redemption Price.

5. REDEMPTION UPON A CHANGE OF CONTROL.

      (a) Change of Control Redemption. In the event that a Change of Control occurs with respect to the Company, Games or Software at any time prior to the Maturity Date, the Holder shall have the right to require the Company to redeem for cash all or any portion of this Note not previously converted, exchanged or redeemed (a "CHANGE OF CONTROL REDEMPTION") at the Change of Control Redemption Price as of the date (the "CHANGE OF CONTROL REDEMPTION DATE") that is the twentieth (20th) Business Day following such Change of Control. For purposes hereof, "CHANGE OF CONTROL REDEMPTION PRICE" means (A) the principal amount of the Note being redeemed plus (B) all unpaid Interest (subject to adjustment as described in SECTION 2(a) of this Note) and Additional Amounts (if any) accrued on such principal amount to, but excluding, the Change of Control Redemption Date plus (C) the applicable Premium.

      (b) Change of Control Notice. The Holder may exercise its rights specified in SECTION 5(a) by delivering a written notice (a "CHANGE OF CONTROL NOTICE") to the Company at any time on or prior to the fifth (5th) Business Day immediately preceding the applicable Change of Control Redemption Date, specifying the portion of the principal amount of this Note to be redeemed, which portion must be $25,000 or an integral multiple thereof, if less than the full outstanding amount of this Note is to be redeemed.

      Upon receipt by the Company of the Change of Control Notice, the Holder shall (unless such Change of Control Notice is withdrawn as specified in SECTION 5(c)) thereafter be entitled to receive the Change of Control Redemption Price with respect to the portion of this Note being redeemed. The Change of Control Redemption Price shall be paid to the Holder on the Change of Control Redemption Date. The Note in respect of which a Change of Control Notice has been given by the Holder thereof may not be exchanged or converted pursuant to SECTIONS 7 or 8, respectively, hereof on or after the date of the delivery of such Change of Control Notice unless such Change of Control Notice has first been withdrawn as specified in SECTION 5(c).

      (c) Withdrawal of Election. Notwithstanding anything herein to the contrary, the Holder, after delivering to the Company a Change of Control Notice, shall have the right to withdraw such Change of Control Notice, in whole or in part, at any time prior to the close of business on the Business Day immediately prior to the Change of Control Redemption Date (or, if payment is not made on or before the due date therefor, at any time thereafter until such payment is made in full) by delivery of a written notice of withdrawal to the Company, specifying the principal amount of this Note with respect to which such notice of withdrawal is being submitted, and the principal amount, if any, of this Note which remains subject to the original Change of Control Notice, and which has been or will be delivered for redemption by the Company.

      (d) Failure to Pay Change of Control Redemption Price. If the Company fails to pay the Change of Control Redemption Price to the Holder by the second Business Day following the Change of Control Redemption Date, in addition to all rights and remedies otherwise available to the Holder, the Holder shall be entitled to receive interest at the Default Rate on such unpaid amount, from and after the Change of Control Redemption Date until the Change of Control Redemption Price has been paid in full.

      (e) Surrender of this Note. If this Note is redeemed in full pursuant to this SECTION 5, the Holder shall deliver this Note (or comply with the SECTION 12(e) if this Note has been lost, stolen or mutilated) to the Company promptly following its receipt of the Change of Control Redemption Price.

6. EVENTS OF DEFAULT; ACCELERATION.

      (a) Acceleration. In the event that an Event of Default occurs, the Holder may declare all or a portion of this Note then outstanding (and Interest and Additional Amounts, if any, accrued thereon) to be due and payable immediately (an "ACCELERATION") by delivering a written notice to the Company (an "ACCELERATION NOTICE") and, unless such Event of Default shall have been cured by the Company prior to the delivery of such written notice, such principal and Interest (and Additional Amounts, if any) shall become immediately due and payable on the date on which the Acceleration Notice is delivered to the Company (the "ACCELERATION DATE"). The Holder may, at any time, rescind an Acceleration Notice and/or waive an Event of Default by sending written notice thereof to the Company.

      (b) Acceleration of Payment. Upon an Acceleration, the Company shall pay the amount of outstanding principal and accrued but unpaid Interest (subject to adjustment as described in SECTION 2(a) of this Note) and Additional Amounts, if any, due to the Holder (the "ACCELERATED AMOUNT") no later than two (2) Business Days following the Acceleration Date. In the event that the Company pays to the Holder in cash the entire remaining unpaid principal amount of this Note, all accrued and unpaid Interest and any other amounts due hereunder, the Holder shall return this Note to the Company for cancellation promptly following its receipt such payment.

7. EXCHANGE.

      (a) Right to Exchange. The Holder shall have the right, at any time and from time to time after an Exchange Date, to exchange all or any part of this Note (as long as the portion of this Note to be exchanged is $25,000 or an integral multiple thereof if less than the full outstanding amount of this Note is to be exchanged) plus (at the option of the Holder) all or any unpaid Interest and Additional Amounts (if any) accrued thereon into such number of fully paid and non-assessable Common Shares of the entity or entities to which such Exchange Date relates (such Common Shares, the "EXCHANGE SHARES") as is determined in accordance with the terms of this SECTION 7 (an "EXCHANGE"). For the avoidance of doubt, if an Exchange Date relates to either the Software Common Shares or the Games Common Shares, but not both, the Company shall be obligated under this SECTION 7 to effect an Exchange of this Note only into the Common Shares of the entity to which such Exchange Date relates, and the Holder shall have no right to require the Company to effect any Exchange into the other such entity until and unless an Exchange Date with respect to such entity occurs.

      (b) Exchange Price.

            (i) The exchange price at which this Note may be exchanged for Software Common Shares (the "SOFTWARE EXCHANGE PRICE") shall be equal to (i) prior to the Software IPO Date, $13.3333, and (ii) on or after the Software IPO Date, the lower of (x) the Software Exchange Price in effect immediately prior to the Software IPO Date and (y) the product of (1) the Qualified IPO Price for Software Common Shares times (2) the IPO Discount. The Software Exchange Price shall be subject to adjustment pursuant to SECTION 10 below.

            (ii) The exchange price at which this Note may be exchanged for Games Common Shares (the "GAMES EXCHANGE PRICE") shall be equal to (i) prior to the Games IPO Date, $8.3333, and (ii) on or after the Games IPO Date, the lower of (x) the Games Exchange Price in effect immediately prior to the Games IPO Date and (y) the product of (1) the Qualified IPO Price for Games Common Shares times (2) the IPO Discount. The Games Exchange Price shall be subject to adjustment pursuant to SECTION 10 below.

      (c) IPO Discount. The term "IPO DISCOUNT" means, with respect to the applicable Qualified IPO Price:

            (i) 0.85 if such Qualified IPO occurs prior to the 12th month after the Issue Date;

            (ii) 0.80 if such Qualified IPO occurs on or after the 12th month after the Issue Date but prior to the 24th month after the Issue Date;

            (iii) 0.75 if such Qualified IPO occurs on or after the 24th month after the Issue Date but prior to the 36th month after the Issue Date;

            (iv) 0.70 if such Qualified IPO occurs on or after the 36th month after the Issue Date but prior to the 48th month after the Issue Date; and

            (v) 0.65 if such Qualified IPO occurs on or after the 48th month after the Issue Date.

      (d) Surrender of this Note. If this Note is Exchanged in full pursuant to this SECTION 7, the Holder shall deliver this Note (or comply with the SECTION 12(e) if this Note has been lost, stolen or mutilated) to the Company promptly following such Exchange.

8. CONVERSION.

      (a) Right to Convert. The Holder shall have the right, at any time and from time to time following the Convertibility Date, to convert all or any part of this Note (as long as the portion of this Note to be converted is $25,000 or an integral multiple thereof if less than the full outstanding amount of this
Note is to be converted) plus (at the option of the Holder) all or any unpaid Interest and Additional Amounts (if any) accrued thereon into such number of fully paid and non-assessable CDC Common Shares (the "CONVERSION SHARES") as is determined in accordance with the terms of this SECTION 8 (a "CONVERSION").

      (b) Conversion Price. The price per CDC Common Share at which this Note may be converted (the "CONVERSION PRICE") shall initially be equal to $10.37; provided, however, in the event of a Convertibility Triggering Event, the Conversion Price shall be the lesser of (x) such amount and (y) $8.42, subject to adjustment as provided in SECTION 10 below.

      (c) Surrender of this Note. If this Note is Converted in full pursuant to this SECTION 8, the Holder shall deliver this Note (or comply with the SECTION 12(e) if this Note has been lost, stolen or mutilated) to the Company promptly following such Conversion.

9. EXCHANGE/CONVERSION MECHANICS AND LIMITATIONS.

      (a) Notice. In order to exercise its right pursuant to the terms of this Note to exchange or convert all or any portion of this Note for Common Shares, the Holder shall deliver to the Company, by facsimile transmission, at any time prior to 5:00 p.m., New York City time, on the Business Day on which the Holder wishes to effect such Exchange (the "EXCHANGE DATE") or Conversion (the "CONVERSION DATE"), a written notice in the form attached hereto as ANNEX I (an "EXCHANGE NOTICE") or ANNEX II (a "CONVERSION Notice"), as applicable, stating the aggregate principal amount of this Note (plus, if so elected by the Holder, all or any unpaid Interest and Additional Amounts (if any) accrued hereon) to be exchanged or converted, as the case may be, the number of Common Shares into which the Holder wishes to exchange or convert this Note, and the name or names (with addresses or, if delivery of such Common Shares is to be made by book entry, any relevant account information) in which the Holder wishes such Common Shares to be issued. The Holder shall not be required to physically surrender this Note to the Company in order to effect an Exchange or Conversion. The Company shall notify the Holder if an Exchange Notice or Conversion Notice is incomplete or incorrect, and the Holder shall promptly provide such missing or corrected information; provided, however, that if the Company believes the Holder's determination of the number of Common Shares to be delivered as set forth in such notice is incorrect, such dispute shall be resolved in accordance with SECTION 9(b). The Company shall maintain a record showing, at any given time, the unpaid principal amount of this Note and the date of each Exchange and/or Conversion or other payment of principal hereof.

      (b) Number of Exchange Shares/Conversion Shares. The number of Exchange Shares or Conversion Shares, as applicable, to be delivered by the Company pursuant to an Exchange or Conversion, as applicable, shall be equal to the principal amount of this Note being exchanged or converted, as applicable, plus (if the Holder so elects) all or any unpaid Interest and Additional Amounts (if any) accrued thereon, divided by the Exchange Price in effect on the Exchange Date or the Conversion Price in effect on the Conversion Date, as the case may be. In the case of a dispute as to the number of Exchange Shares or Conversion Shares deliverable upon an Exchange or Conversion (including without limitation as a result of adjustments to the Exchange Price or Conversion Price made in accordance with SECTION 10 below), the Company shall promptly deliver to the exchanging or converting Holder the number of Exchange Shares or Conversion Shares, as applicable, that are not disputed and shall submit the disputed calculations to a certified public accounting firm of international recognition (other than the Company's independent accountants) within two (2) Business Days of receipt of the Holder's Exchange Notice or Conversion Notice, as applicable. The Company shall use its commercially reasonable efforts to cause such accountants to calculate the disputed Exchange Price or Conversion Price, as the case may be, as provided herein and to notify the Company and the Holder of the results in writing no later than two (2) Business Days following the day on which such accountant received the disputed calculation (the "DISPUTE PROCEDURE"). Such accountant's calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations are most at variance with those of such accountant. The Company shall not issue any fraction of a Common Share in connection with any Exchange or Conversion, but instead shall make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the daily VWAP of such Common Share on the last Trading Day prior to the date of Exchange or Conversion.

      (c) Delivery of Exchange Shares/Conversion Shares. Upon receipt of an Exchange Notice or Conversion Notice from the Holder, the Company shall, no later than the close of business on the third (3rd) Business Day following the Exchange Date or Conversion Date set forth in such notice (the "DELIVERY DATE"), issue or otherwise transfer and cause to be delivered to the Holder the number of Exchange Shares or Conversion Shares, as applicable, determined pursuant to
SECTION 9(b) above; provided, however, that any Exchange Shares or Conversion Shares that are the subject of a Dispute Procedure shall be delivered no later than the close of business on the third (3rd) Business Day following the determination made pursuant thereto. To the extent practicable, the Company shall effect delivery of Conversion Shares and Exchange Shares to the Holder, as long as the designated transfer agent or co-transfer agent in the United States for such shares (the "TRANSFER AGENT") participates in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program ("FAST"), or if such shares are then settled and cleared through a comparable alternative electronic share delivery mechanism and clearing system outside the United States, by crediting the account of the Holder or its nominee at DTC or such other clearing system (as specified in the applicable Exchange Notice or Conversion Notice) with the number of Exchange Shares or Conversion Shares, as applicable, required to be delivered, no later than the close of business on such Delivery Date. In the event that (i) the Transfer Agent is not a participant in FAST (or delivery of Conversion Shares or Exchange Shares through DTC is otherwise impracticable), and trading in the applicable CDC Entity's Common Shares is not then settled and cleared through a comparable alternative electronic share delivery mechanism and clearing system, or (ii) if the Holder so specifies in an Exchange Notice or Conversion Notice, as applicable, or otherwise in writing on or before the applicable Exchange Date or Conversion Date, the Company shall effect delivery of the Exchange Shares or Conversion Shares, as the case may be, by delivering to the Holder or its nominee physical certificates representing such Exchange Shares or Conversion Shares, no later than the close of business on such Delivery Date. Neither Exchange Shares nor Conversion Shares delivered to a Holder shall contain any restrictive legend unless such legend is required pursuant to the terms of the Note Purchase Agreement. Notwithstanding the foregoing, if the Holder has delivered (i) a Change of Control Notice or (ii) a Holder Redemption Notice, this Note may not be exchanged or converted unless such notice is withdrawn in accordance with SECTION 4(c) or 5(d) hereof, respectively.

      (d) Failure to Deliver Conversion Shares. In the event that the Company fails for any reason to deliver to the Holder the number of Exchange Shares or Conversion Shares required to be delivered upon the Exchange or Conversion of this Note, as the case may be, on or before the second (2nd) Business Day following the Delivery Date therefor (an "EXCHANGE DEFAULT" or "CONVERSION Default", as applicable), the Holder shall have the right to receive from the Company an amount equal to (i) (N/365) multiplied by (ii) the aggregate principal amount of this Note as to which the Company has failed to deliver such Exchange Shares or Conversion Shares multiplied by (iii) the Default Rate, where "N" equals the number of days elapsed between the original Delivery Date of such shares and the date on which such Exchange Default or Conversion Default has been cured. In the event that Common Shares are purchased by or on behalf of the Holder in order to make delivery on a sale effected in anticipation of receiving Exchange Shares or Conversion Shares, as applicable, the Holder shall have the right to receive from the Company, in addition to the amounts described in the immediately preceding sentence, (i) the aggregate amount paid by or on behalf of the Holder for such purchased shares minus (ii) the aggregate amount of net proceeds, if any, received by the Holder from the sale of the Exchange Shares or Conversion Shares, as applicable, subsequently delivered to the Holder pursuant to such Exchange or Conversion. Amounts payable under this SECTION 9(d) shall be paid to the Holder by wire transfer of immediately available funds on or before the fifth (5th) Business Day following written notice from the Holder to the Company specifying the amount owed to it by the Company pursuant to this SECTION 9(d). In addition to the rights of the Holder under this SECTION 9(d), the Holder shall have the right to pursue all other remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

      (e) Limitations on Right to Exchange/Convert.

            (i) In no event shall the Holder be permitted to exchange or convert principal of this Note if, upon such Exchange or Conversion, (x) the number of Common Shares of the CDC Entity to be delivered plus (y) the number of Common Shares of such CDC Entity beneficially owned by the Holder would exceed 9.9% of the number of such Common Shares then issued and outstanding, it being the intent of this SECTION 9(e) that the Holder not be deemed at any time to have the power to vote or dispose of greater than 9.9% of the number of Common Shares of the Company, Software or Games, respectively, issued and outstanding at any time. Nothing contained herein shall be deemed to restrict the right of the Holder to exchange or convert any such excess principal amount of this Note at such time as such Exchange or Conversion would not violate the provisions of this SECTION 9(e). As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act. The submission of an Exchange Notice or

Conversion Notice by the Holder shall be deemed to be the Holder's representation that the portion of this Note submitted for Exchange or Conversion is exchangeable or convertible, as the case may be, pursuant to the terms hereof and without any limitation under this SECTION 9(e). The Company may conclusively rely on such representation and shall have no obligation whatsoever to verify or confirm the accuracy thereof. The Company shall have no liability to any Person if a Holder's determination of whether this Note is exchangeable or convertible pursuant to the terms hereof is incorrect. The Holder shall have the right, upon sixty (60) days' prior written notice to the Company, to waive the provisions of this SECTION 9(e)(i).

            (ii) The Company may call a shareholder meeting to obtain from its shareholders their approval of the terms of the transactions contemplated by this Note, the Purchase Agreement and the other transaction documents contemplated hereby and thereby ("SHAREHOLDER APPROVAL"). Until the Shareholder Approval has been obtained, the aggregate number of Conversion Shares that may be issued by the Company pursuant to the Notes may not at any time exceed the Cap Amount. In furtherance of the foregoing limitation, until Shareholder Approval has been obtained (or a Holder obtains an opinion of counsel reasonably satisfactory to the Company and its counsel that such approval is not required under the applicable rules of the Principal Market for the CDC Common Shares), the number of Conversion Shares that a Holder may receive upon conversion of this Note, when added to the number of Conversion Shares previously received by the Holder upon conversion of such Holder's Notes, may not exceed the product of
(A) the Cap Amount and (B) the Holder's Pro Rata Share (such product, the "ALLOCATION AMOUNT"). In the event that a Holder shall sell or otherwise transfer any portion of such Holder's Notes, the Holder's Allocation Amount then remaining shall be allocated between such Holder and its transferee pro rata in proportion to the aggregate number of Conversion Shares issuable under the Notes so transferred and the aggregate number of Conversion Shares issuable under the Notes retained by such Holder. Notwithstanding the foregoing, the Company shall have no obligation whatsoever to ensure compliance with the provisions of the preceding two sentences. For purposes hereof, "CAP AMOUNT" means 19.99% of the number of CDC Common Shares outstanding as of the Issue Date.

            (iii) The aggregate number of Software Common Shares that may be delivered by the Company to the Holders pursuant to Exchanges of the Notes may not at any time exceed the Software Share Limit (as defined below). In furtherance of the foregoing limitation, the number of Software Common Shares that the Holder may receive upon Exchange of this Note, when added to the number of Software Common Shares previously received by the Holder upon Exchange of this Note, may not exceed the product of (A) the Software Share Limit and (B) the Holder's Pro Rata Share (such product, the "SOFTWARE ALLOCATION AMOUNT"). In the event that the Holder shall sell or otherwise transfer any portion of this Note, the Holder's Software Allocation Amount shall be allocated between the Holder and its transferee pro rata in proportion to the aggregate number of Software Common Shares exchangeable for the portion of this Note so transferred and the aggregate number of Software Common Shares exchangeable for the portion of this Note retained by the Holder. Notwithstanding the foregoing, the Company shall have no obligation whatsoever to ensure compliance with the provisions of the preceding two sentences. For purposes hereof, "SOFTWARE SHARE LIMIT" means, with respect to an Exchange Date, 33.33% of the number of Software Common Shares outstanding as of such Exchange Date.

            (iv) The aggregate number of Games Common Shares that may be delivered by the Company pursuant to the Notes may not at any time exceed the Games Share Limit (as defined below). In furtherance of the foregoing limitation, the number of Games Common Shares that the Holder may receive upon Exchange of this Note, when added to the number of Games Common Shares previously received by the Holder upon Exchange of this Note, may not exceed the product of (A) the Games Share Limit and (B) the Holder's Pro Rata Share (such product, the "GAMES ALLOCATION AMOUNT"). In the event that the Holder shall sell or otherwise transfer any portion of this Note, the Holder's Games Allocation Amount shall be allocated between the Holder and its transferee pro rata in proportion to the aggregate number of Games Common Shares exchangeable for the portion of this Note so transferred and the aggregate number of Games Common Shares exchangeable for the portion of this Note retained by the Holder. Notwithstanding the foregoing, the Company shall have no obligation whatsoever to ensure compliance with the provisions of the preceding two sentences. For purposes hereof, "GAMES SHARE LIMIT" means, with respect to an Exchange Date, 33.33% of the number of Games Common Shares outstanding as of such Exchange Date.

      (f) Effect of Exchange or Conversion. Upon the Exchange or Conversion of this Note, the Holder shall be entitled to receive unpaid Interest and Additional Amounts (if any) accrued hereon from the immediately preceding Interest Payment Date up to, but excluding, the Exchange Date or Conversion Date, as the case may be, in cash by wire transfer of immediately available funds. If the Holder elects to include such Interest and Additional Amounts in a Exchange or Conversion, the delivery to the Holder of the number of Common Shares or other consideration representing such accrued Interest and Additional Amounts (if any) upon such Exchange or Conversion, shall be deemed payment in full of such Interest and Additional Amounts.

      (g) Taxes on Exchange or Conversion. The issuance or delivery of Common Shares upon an Exchange or Conversion shall be made without charge to the Holder for any documentary, stamp or similar issue or transfer taxes in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of such issuance or delivery. The Company shall not, however, be required to pay any such tax which may be payable in respect of any issuance or delivery of Common Shares which are delivered pursuant to an Exchange or Conversion in a name other than that of the Holder of this Note, and no such issue or delivery shall be made unless and until the Holder has paid to the Company the amount of such tax or has provided the Company with evidence reasonably satisfactory to the Company that such tax has been paid.

10. ADJUSTMENTS TO EXCHANGE PRICE AND CONVERSION PRICE.

      The Exchange Price and the Conversion Price, as applicable, shall be adjusted from time to time as follows:

      (a) Stock Splits, Stock Interests, Etc. If, at any time on or after the Issue Date, the number of outstanding Common Shares is increased by a stock split, stock dividend, combination, reclassification or other similar event, the Exchange Price or Conversion Price, as the case may be, shall be proportionately reduced or, if the number of outstanding Common Shares is decreased by a reverse stock split, combination, reclassification or other similar event, the Exchange Price or Conversion Price, as the case may be, shall be proportionately increased. In such event, the Company shall notify the applicable transfer agent (if any) of such change on or before the effective date thereof.

      (b) Distributions. If, at any time after the Issue Date, any of the Company, Software or Games declares or makes any distribution of cash or any other assets (or rights to acquire such assets) to holders of its Common Shares, including without limitation any dividend or distribution to holders of its Common Shares of shares (or rights to acquire shares) of a subsidiary (a "DISTRIBUTION"), the Company shall deliver written notice of such Distribution (a "DISTRIBUTION NOTICE") to the Holder at least fifteen (15) days prior to the earlier to occur of (i) the record date for determining the shareholders of such CDC Entity entitled to such Distribution (the "RECORD DATE") and (ii) the date on which such Distribution is made (the "DISTRIBUTION DATE") (the earlier of such dates being referred to as the "DETERMINATION DATE"); provided, however that if the Company does not deliver a Distribution Notice as required hereby, the date on which the Holder receives such notice shall be deemed to be the earlier to occur of (i) the date on which the Company publicly announces such Distribution and (ii) the date on which the Holder otherwise is informed of such Distribution. Upon the receipt (or deemed receipt) by the Holder of a Distribution Notice, the Holder shall promptly (but in no event later than three
(3) Business Days) notify the Company whether it has elected (A) to receive the same amount and type of assets (including, without limitation, cash) being distributed, and at the same time, as though the Holder were, on the Determination Date, a holder of a number of CDC Common Shares (in the case of a Distribution by the Company) or Software Common Shares or Games Common Shares (in the case of a Distribution by Software or Games, as applicable) into which this Note is exchangeable or convertible at the Exchange Price or Conversion Price, as the case may be, in effect as of such Determination Date (without giving effect to any limitations on such Exchange or Conversion contained in
SECTION 9(e)) or (B) upon any Exchange or Conversion of this Note on or after the Distribution Date into the Common Shares of the CDC Entity that made the Distribution, to reduce the Exchange Price or Conversion Price, as the case may be, in effect on the Business Day immediately preceding the Record Date by an amount equal to the fair market value of the assets to be distributed divided by the number of Common Shares of the CDC Entity making such Distribution, such fair market value to be reasonably determined in good faith by the independent members of the board of directors of the distributing CDC Entity. Upon receipt of such election notice from the Holder, the Company shall timely effectuate the transaction or adjustment contemplated in the foregoing CLAUSE (A) or (B), as applicable. If the Holder does not notify the Company of its election pursuant to the preceding sentence on or prior to the Determination Date, the Holder shall be deemed to have elected CLAUSE (A) of the preceding sentence. For the avoidance of doubt, if the Holder makes an election pursuant to CLAUSE (A) of this PARAGRAPH (b) with respect to a Distribution by the Company or either Software or Games, the Holder will not be entitled to any adjustment under CLAUSE (B) of this PARAGRAPH (b) upon (i) in the case of a CLAUSE (A) election in respect of a Distribution by Software, an Exchange of this Note for Games Common Shares or (ii) in the case of a CLAUSE (A) election in respect of a Distribution by Games, an Exchange of this Note for Software Common Shares.

      (c) Convertible Securities. If, at any time after the Issue Date, any of the Company, Software or Games pays a dividend consisting of Convertible Securities to holders of its Common

Shares, whether or not such Convertible Securities are immediately convertible, exercisable or exchangeable, then the Holder shall be entitled, upon any Exchange or Conversion of this Note (after the record date for determining shareholders entitled to receive such Convertible Securities or, if no such record is taken, the date on which such Convertible Securities are issued) into Common Shares of the CDC Entity that paid such dividend, to receive the aggregate number of Convertible Securities which the Holder would have received with respect to the Common Shares of such CDC Entity issuable upon such Exchange or Conversion (without giving effect to any limitations on such Exchange or Conversion contained herein) had the Holder been the holder of such Common Shares on the record date for the determination of shareholders entitled to receive such Convertible Securities (or if no such record is taken, the date on which such Convertible Securities were issued). For purposes hereof, "CONVERTIBLE SECURITIES", as to a CDC Entity, means securities or other instruments that are convertible into or exercisable or exchangeable for any Common Shares of such CDC Entity.

      (d) Dilutive Issuances.

            (i) Adjustment Upon Dilutive Issuances. If, at any time on or after the Issue Date, any CDC Entity issues or sells any of its Common Shares for a consideration per share less than the Conversion Price or Exchange Price for its Common Shares in effect immediately prior to such issuance or sale (or deemed issuance or sale) (a "DILUTIVE ISSUANCE"), then immediately after such Dilutive Issuance, the Conversion Price or the Exchange Price for such CDC Entity's Common Shares then in effect shall be reduced to an amount equal to the lower of:

                  (1) the product of (A) the Conversion Price or Exchange Price, as the case may be, in effect immediately prior to such issuance or sale, and (B) the following fraction:

                  N(0) + N(1)
                  ----------
                  N(0) + N(2)

                  where:

                  N(0) = the number of Common Shares of such CDC Entity outstanding immediately prior to such Dilutive Issuance (without taking into account the conversion, exercise or exchange of any Convertible Securities, including the Notes);

                  N(1) = the number of Common Shares of such CDC Entity for which the aggregate consideration, if any, received or receivable by such CDC Entity for the total number of such additional Common Shares so issued, sold or deemed issued or sold in such dilutive issuance would be convertible or exchangeable at the Conversion Price or Exchange Price for such Common Shares, as the case may be, in effect immediately prior to such Dilutive Issuance; and

                  N(2) = the number of such additional Common Shares of such CDC Entity so issued, sold or deemed issued or sold in such Dilutive Issuance;

                        and

                  (2) the product of (A) 1.30 and (B) the price per share at which such additional Common Shares were issued, sold or deemed issued or sold in such dilutive issuance.

            (ii) Effect on Conversion Price and Exchange Price upon Certain Events. For purposes of determining the adjusted Conversion Price or Exchange Price under SECTION 10(d)(i), the following will be applicable:

                  (A) Issuance of Convertible Securities. If after the Issue Date any CDC Entity issues or sells any Convertible Securities, whether or not immediately convertible, exercisable or exchangeable into the Common Shares of such entity, and the price per share for which one such Common Share is issuable upon such conversion, exercise or exchange is less than the Conversion Price or Exchange Price for such Common Shares in effect on the date of issuance or sale of such Convertible Securities, then the maximum total number of Common Shares issuable upon the conversion, exercise or exchange of all such Convertible Securities shall, as of the date of the issuance or sale of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by such CDC Entity for such price per share. For purposes of this SECTION 10(d)(ii)(A), the "price per share for which one Common Share is issuable upon such conversion, exercise or exchange" shall be equal to the sum of the lowest amounts of consideration, if any, received or receivable by such CDC Entity as consideration for the issuance or sale of such Convertible Security, plus the minimum aggregate amount of additional consideration, if any, payable to such issuing entity upon the conversion, exercise or exchange thereof. No further adjustment to the Exchange Price or Conversion Price shall be made upon the actual issuance of Common Shares pursuant to a conversion, exercise or exchange of such Convertible Securities.

                  (B) Change In Option Price Or Conversion Rate. If there is a change at any time in (x) the amount of additional consideration, if any, payable to a CDC Entity upon the conversion, exercise or exchange of any Convertible Securities; or (y) the rate at which any Convertible Securities issued by a CDC Entity are convertible into or exercisable or exchangeable for Common Shares of such CDC Entity (in each such case, other than under or by reason of provisions designed to protect against dilution), the Exchange Price or Conversion Price, as applicable, in effect at the time of such change shall be readjusted to the Exchange Price or Conversion Price which would have been in effect at such time had such Convertible Securities still outstanding provided for such changed additional consideration or changed conversion, exercise or exchange rate, as the case may be, at the time initially issued or sold.

                  (C) Calculation Of Consideration Received. If any Common Shares or Convertible Securities are issued or sold for cash by a CDC Entity, the consideration received therefor will be the amount of such cash received by such CDC Entity. In case any Common Shares or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, including in the case of a strategic or similar arrangement in which the other entity will provide services to the issuing entity, purchase services from the issuing entity or otherwise provide intangible consideration to the issuing entity, the amount of the consideration other than cash received by the issuing entity (including the net present value of the consideration expected by the issuing entity for the provided or purchased services) shall be the fair market value of such consideration. In case any Convertible Securities are sold by a CDC Entity in connection with the issue or sale of other securities of such CDC Entity, together comprising one integrated transaction, such Convertible Securities will be deemed to have been issued for the difference of (x) the aggregate fair market value of such Convertible Securities and other securities issued or sold in such integrated transaction, less (y) the fair market value of the securities other than such Convertible Securities, issued or sold in such transaction, and the other securities issued or sold in such integrated transaction will be deemed to have been issued or sold for the balance of the consideration received by the CDC Entity. In case any Common Shares or Convertible Securities of a CDC Entity are issued in connection with any merger or consolidation in which the issuing entity is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation that is attributable to such Common Shares or Convertible Securities, as the case may be. The independent members of the issuing entity's board of directors shall calculate reasonably and in good faith, using standard commercial valuation methods appropriate for valuing such assets, the fair market value of any consideration.

      (e) Exceptions To Adjustment Of Exchange Price or Conversion Price. Notwithstanding the foregoing, no adjustment to the Exchange Price or Conversion Price shall be made pursuant to this SECTION 10 upon the issuance of any Excluded Securities. For purposes hereof, "EXCLUDED SECURITIES" means (A) the Notes; (B) Common Shares or other securities issued or issuable upon Conversion or Exchange of the Notes; (C) Common Shares issued or issuable to employees, directors, consultants or suppliers from time to time upon the exercise of options, in such case granted or to be granted in the discretion of the board of directors of the issuing CDC Entity pursuant to one or more stock option plans or restricted stock plans in effect as of the Issue Date or adopted thereafter following the approval of the board of directors and/or shareholders of such CDC Entity; (D) Common Shares issued or issuable in connection with any stock split, stock dividend, reclassification of the issuing CDC Entity's share capital or recapitalization of such CDC Entity, (E) Common Shares issued or issuable pursuant to Earn Out Agreements (as defined in the Note Purchase Agreement); and
(F) Common Shares issued or issuable as consideration in connection with any acquisition or transaction by the Company, whether through an acquisition of stock or a merger of any business, assets or technologies the primary purpose of which is not to raise equity capital.

      (f) Notice Of Adjustments. Upon the occurrence of each adjustment or readjustment of the Exchange Price or Conversion Price pursuant to this SECTION 10 resulting in a change in the Exchange Price or Conversion Price by more than one percent (1%), or any change in the number or type of share capital, securities and/or other property issuable upon an Exchange or Conversion, the Company, at its expense, shall promptly compute such adjustment, readjustment or change and prepare and furnish to the Holder a certificate setting forth such adjustment, readjustment or change and showing in detail the facts upon which such adjustment, readjustment or change is based, provided, the failure of the Company to deliver any such certificate shall not affect the application of such adjustment, readjustment or change.

      (g) Adjustments; Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this SECTION 10, the Holder shall, upon an Exchange or

Conversion, become entitled to receive securities or assets (other than Common Shares) then, wherever appropriate, all references herein to shares of Common Shares shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this SECTION 10.

11. ADDITIONAL RIGHTS UPON A CHANGE OF CONTROL.

      (a) Change of Control. If, at any time after the Issue Date, a Change of Control of the Company, Software or Games shall occur, and in addition to all other rights of the Holder resulting from such Change of Control, the Holder shall have the right to receive upon an Exchange or Conversion of this Note, at any time and from time to time thereafter, in lieu of the Common Shares otherwise deliverable, such shares of stock, securities and/or other property as would have been issued or payable to the Holder upon such Change of Control had the Holder exchanged or converted this Note in full into Common Shares of such entity immediately prior to the consummation of such Change of Control at the Exchange Price or Conversion Price, as applicable, then in effect (without giving effect to any limitations on such Exchange or Conversion contained in
SECTION 9(e)). The Company shall not effect any Change of Control or, to the extent within its reasonable control, permit a Change of Control to occur unless
(i) the Holder has received written notice of such Change of Control at least five (5) Business Days prior to the effective date of such Change of Control and
(ii) the Company has, at or before the time it delivers such written notice to the Holder, publicly announced the material terms of such Change of Control . The above provisions shall apply regardless of whether or not there would have been a sufficient number of Common Shares authorized and/or available for delivery upon Exchange or Conversion of this Note as of the date of such transaction, and shall similarly apply to successive Changes of Control.

      (b) Assumption of Note by Successor. If at any time there shall occur a Change of Control in which the Company is not the surviving entity, then in any such event the surviving entity, as a condition precedent to any such Change of Control, shall expressly assume, by a written instrument in form reasonably satisfactory to the Holders of a Majority in Interest, all of the obligations of the Company under the Notes then outstanding, and the successor or assuming entity shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company. In such event, the Company shall thereupon be relieved of any further obligation or liability hereunder as the predecessor corporation may, but shall not be required to, thereupon or at any time thereafter be dissolved, wound up or liquidated.

12. MISCELLANEOUS.

      (a) Failure to Exercise Rights not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof. All rights and remedies of the Holder hereunder are cumulative and not exclusive of any rights or remedies otherwise available.

      (b) Notices. Any notice, demand or request required or permitted to be given by the Company or the Holder pursuant to the terms of this Note shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

                  If to the Company:

                  CDC Corporation
                  33/F Citicorp Centre
                  18 Whitfield Road
                  Causeway Bay
                  Hong Kong
                  Tel:  (852) 2893-8200
                  Fax: (852) 2237-7227

                  with a copy (which shall not constitute notice) to:

                  King & Spalding LLP
                  1180 Peachtree Street, NE
                  Atlanta, GA 30309
                  Attn: William Roche, Esq.
                  Tel: (404) 572-4600
                  Fax: (404) 572-5100

and if to the Holder, to such address for the Holder as shall appear on the signature page of the Note Purchase Agreement executed by the Holder, or as shall be designated by the Holder in writing to the Company in accordance this
SECTION 12(b).

      (c) Amendments. No amendment, modification or other change to, or (except as explicitly set forth herein) waiver of any provision of, this Note may be made unless such amendment, modification or change is (A) set forth in writing and is signed by the Company and (B) consented to in writing by the holders of at least a Majority in Interest of the unpaid principal amount of the Notes, it being understood that upon the satisfaction of the conditions described in (A) and (B) above, each Note (including any Note held by a Holder who did not consent to such amendment specified in (B) above) shall be deemed to incorporate any amendment, modification, change or waiver effected thereby as of the effective date thereof; provided, however, that the Company may amend this Note or any term without the consent of any Holder if such amendment is for the sole purpose of: (i) adding to the covenants of the Company for the benefit of the Holders; (ii) surrendering any right or power conferred upon the Company; (iii) evidencing the succession of a corporation or other Person to the Company and the assumption by such successor of the covenants and obligations of the Company in this Note or (iv) correcting a manifest error or supplementing any provision contained herein or therein, as long as such correction or supplement does not adversely affect the rights of any Holder. Notwithstanding the foregoing, without the written consent or the affirmative vote of each Holder of Notes affected thereby, an amendment or waiver under this Section 12(c) may not:

            (i) change the maturity of the principal or the date any installment of interest, including amounts due under SECTION 2(d) of the Registration Rights Agreement, is due on any Note;

            (ii) reduce the principal amount, Company Redemption Price, Holder Redemption Price or Change of Control Redemption Price of, or interest, including amounts due under SECTION 2(d) of the Registration Rights Agreement, payable on, any Note;

            (iii) change the currency of any amount owed or owing under this Note or any interest thereon from U.S. Dollars;

            (iv) impair the right of the Holder to institute suit for the enforcement of any payment or with respect to this Note;

            (v) except as otherwise permitted or contemplated by the provisions of this Note, adversely affect the repurchase right of the Holder of this Note or the redemption provisions as provided in Sections 3, 4 or 5 hereof or the right of the Holder of this Note to exchange it as provided in Section 7 hereof or convert it as provided in Section 8 hereof;

            (vi) modify any of the provisions of this Section 13(c), or reduce the principal amount of outstanding Notes required to waive a default under the Notes, except to provide that certain other provisions of the Notes cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby; or

            (vii) reduce the percentage of the principal amount of the outstanding Notes the consent of whose Holders is required for any amendment to the Notes or the Note Purchase Agreement or the consent of whose Holders is required for any waiver provided for under the Notes or Note Purchase Agreement.

      (d) Transfer of Note. The Holder may sell, transfer or otherwise dispose of all or any part of this Note (including without limitation pursuant to a pledge) to any person or entity as long as such sale, transfer or disposition is the subject of an effective registration statement under the Securities Act of 1933, as amended, and applicable state securities laws, or is exempt from registration thereunder, is accompanied by a transfer notice in the form attached hereto as ANNEX III and is otherwise made in accordance with the applicable provisions of the Note Purchase Agreement. The Holder hereof by purchasing this Note, represents and agrees that it will notify any purchaser of this Note from it of such transfer and resale restrictions. From and after the date of any such sale, transfer or disposition, the transferee hereof shall be deemed to be the holder of a Note in the principal amount acquired by such transferee, and the Company shall, as promptly as practicable, issue and deliver to such transferee a new Note identical in all respects to this Note, in the name of such transferee. The Company shall be entitled to treat the original Holder as the holder of this entire Note unless and until it receives written notice of the sale, transfer or disposition hereof.

      (e) Lost or Stolen Note. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Note, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Note, if mutilated, the Company shall execute and deliver to the Holder a new Note identical in all respects to this Note.

      (f) Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York other than such laws that would permit or require the application of the laws of another jurisdiction.

      (g) Submission to Jurisdiction. The Company hereby irrevocably submits to the exclusive jurisdiction of any New York State or United States Federal court sitting in the City and County of New York over any suit, action or proceeding arising out of or related to the Notes. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment; provided that service of process is effected upon the Company in the manner specified in SECTION 12(b) or as otherwise permitted by law.

      (h) Agent for Service of Process. As long as any of the Notes remain outstanding, the Company will at all times maintain an authorized agent in the City of New York, upon whom process may be served in any legal action or proceeding arising out of or relating to this Note. Service of process upon such agent and written notice of such service mailed or delivered to the Company shall to the extent permitted by law be deemed in every respect effective service of process upon the Company in any such legal action or proceeding. The Company has appointed Craig Celek as its agent for such purpose, and covenants and agrees that service of process in any legal action or proceeding may be made at the office of such agent at CDC Corporation, Chrysler Building, 405 Lexington Avenue, 26th Floor, New York, New York 10074 (or at such other address or, at the office of such other authorized agent as the Company may designate by written notice to the Holder).

      (i) Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors (whether by merger or otherwise) and permitted assigns of the Company and the Holder. The Company may not assign its rights or obligations under this Note except as specifically required or permitted pursuant to the terms hereof.

      (j) Usury. This Note is subject to the express condition that at no time shall the Company be obligated or required to pay interest hereunder at a rate which could subject the Holder to either civil or criminal liability as a result of being in excess of the maximum interest rate which the Company is permitted by applicable law to contract or agree to pay. If by the terms of this Note, the Company is at any time required or obligated to pay interest hereunder at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Note.

      (k) Exchange, Conversion and Paying Agent. The Company may, upon thirty
(30) days' written notice to the Holder, appoint one or more agents to perform the Company's administrative duties in connection with redemptions, Exchanges, Conversions and/or payment of Interest or Accrued Amounts with respect to this Note. Such notice shall specify (i) whether such agent shall be responsible for administering redemptions, Exchanges, Conversions and/or payment of Interest or Accrued Amounts, (ii) the date on which such agent will assume such duties, and
(iii) the address and contact information of such agent. From and after the date on which the agent is to assume such duties as specified in such notice, the Holder shall submit all notices requesting redemptions, Exchanges, Conversions and or payment of Interest or Accrued Amounts, as the case may be, to such agent with a copy to the Company.

      (l) Injunctive Relief. The Company acknowledges and agrees that a breach by it of its obligations hereunder will cause irreparable harm to each Investor and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, such Investor shall be entitled to an injunction restraining any breach and requiring immediate and specific performance of such obligations without the necessity of showing economic loss or the posting of any bond.

                  [Remainder of Page Left Intentionally Blank]

      IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by its duly authorized officer on the date first above written.

CDC CORPORATION

By:____________________________
   Name:
   Title:

                                                                         ANNEX I

                               NOTICE OF EXCHANGE

The undersigned hereby elects to exchange principal of, and/or Interest and Additional Amounts (if any) accrued on, the 3.75% Senior Exchangeable Convertible Note (the "Note") issued by CDC CORPORATION into common shares ("Common Shares") of [Software/Games] according to the terms and conditions of the Note. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Note.

Notwithstanding anything to the contrary contained herein, this Exchange Notice shall constitute a representation by the holder of the Note submitting this Exchange Notice that, after giving effect to the exchange provided for in this Exchange Notice, such holder (together with its affiliates) will not have beneficial ownership (together with the beneficial ownership of such Person's affiliates) of a number of Common Shares which exceeds 9.9% of the total outstanding shares of Common shares as determined pursuant to the provisions of
Section 9(e) of the Note.

                                  Date of Exchange:_____________________________

                                  Principal Amount of
                                  Note to be Exchanged:_________________________

                                  Amount of  Interest
                                  to be Exchanged:______________________________

                                  Additional Amounts
                                  to be Exchanged: _____________________________

                                  Common Shares to be Delivered:________________

                                  Name of Holder:_______________________________

                                  Address:    __________________________________

                                              __________________________________

                                              __________________________________

                                  Signature:  __________________________________

                                  NOTICE: The name of the Holder must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Holder Requests Delivery to be made: (check one)

-     By Delivery of Physical Certificates to the Above Address

-     Through Depository Trust Corporation
      (Account _____________________________)

                                                                        ANNEX II

                              NOTICE OF CONVERSION

The undersigned hereby elects to convert principal of, and/or Interest and Additional Amounts (if any) accrued on, the 3.75% Senior Exchangeable Convertible Note (the "Note") issued by CDC CORPORATION (the "Company") into common shares ("Common Shares") of the Company according to the terms and conditions of the Note. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Note.

Notwithstanding anything to the contrary contained herein, this Conversion Notice shall constitute a representation by the holder of the Note submitting this Conversion Notice that, after giving effect to the conversion provided for in this Conversion Notice, such holder (together with its affiliates) will not have beneficial ownership (together with the beneficial ownership of such Person's affiliates) of a number of Common Shares which exceeds 9.9% of the total outstanding shares of Common Shares as determined pursuant to the provisions of Section 9(e) of the Note.

                                  Date of Conversion:___________________________

                                  Principal Amount of
                                  Note to be Converted:_________________________

                                  Amount of  Interest
                                  to be Converted:______________________________

                                  Additional Amounts
                                  to be Converted: _____________________________

                                  Common Shares to be Issued:___________________

                                  Name of Holder:_______________________________

                                  Address:    __________________________________

                                              __________________________________

                                              __________________________________

                                  Signature:  __________________________________

                                  NOTICE: The name of the Holder must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Holder Requests Delivery to be made: (check one)

-     By Delivery of Physical Certificates to the Above Address

-     Through Depository Trust Corporation
      (Account______________________________)

                                                                       Annex III

                            [FORM OF TRANSFER NOTICE]

            FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Indemnification No.

_____________________________________________
Please print or typewrite name and address including zip code of assignee

_____________________________________________
the within Note (or if less than the entire principal amount of the Note, a portion thereof equal to $____________) and all rights thereunder, hereby irrevocably constituting and appointing

_____________________________________________
attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

            In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of an effective registration statement under the U.S. Securities Act of 1933, as amended (the "Securities Act") or (ii) two years after the date of the original issuance of this Note or the last date on which the Note was held by an Affiliate of the Company, the undersigned confirms, that without utilizing any general solicitation or general advertising:

                                   [Check One]

[ ](a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                       or

[ ](a) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note.

If none of the foregoing boxes is checked, the Company shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 12(d) of the Note shall have been satisfied.

Date:    _____________________________      ____________________________________
                                            Signature

                                            NOTICE: The name of the Holder of
                                            this assignment must correspond with
                                            the name as written upon the face of
                                            the within-mentioned instrument in
                                            every particular, without alteration
                                            or any change whatsoever.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

            The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representation in order to claim the exemption from registration provided by Rule 144A

Date:    _____________________________      ____________________________________
                                            Signature

                                                                        ANNEX IV

                                   Schedule of
                                    Decreases
                               of Principal Amount

      Principal                      Amount of
       Balance                        Decrease                       Date
_____________________           ___________________           _________________

    $[ ],000,000                ___________________           _________________

_____________________           ___________________           _________________

_____________________           ___________________           _________________

_____________________           ___________________           _________________

_____________________           ___________________           _________________

_____________________           ___________________           _________________

_____________________           ___________________           _________________

_____________________           ___________________           _________________

_____________________           ___________________           _________________

_____________________           ___________________           _________________

_____________________           ___________________           _________________

_____________________           ___________________           _________________

_____________________           ___________________           _________________

_____________________           ___________________           _________________

_____________________           ___________________           _________________

_____________________           ___________________           _________________